Exhibit 10.25
EQUITY SUPPORT AGREEMENT
     This EQUITY SUPPORT AGREEMENT (“this Agreement”), dated as of June 9, 2008, is made by and between THE HALLWOOD GROUP INCORPORATED, a Delaware corporation (“HGI”), and HALLWOOD ENERGY, L.P., a Delaware limited partnership (“HELP”).
PRELIMINARY STATEMENTS
          A. HELP is an Affiliate of HGI.
          B. Contemporaneously with the execution of this Agreement, HELP is entering into that certain Acquisition and Farmout Agreement (the “Fortuna Agreement”) among HELP, Hallwood Gathering, L.P., Hallwood Petroleum, LLC and Hallwood SWD, LLC (collectively, “Farmor”), and FEI Shale L.P.(“Fortuna”).
          C. It is a condition precedent to the obligations of Fortuna under the Fortuna Agreement that HGI and HELP shall have executed and delivered this Agreement.
          D. Unless otherwise defined herein, all capitalized terms used herein that are defined in the Fortuna Agreement shall have their respective meanings as therein ascribed.
          In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION 1. COMMITMENT AND OTHER COVENANTS.
          Section 1.1 Commitment of HGI to Contribute Capital.
          (a) Subject to the conditions set forth in this Section 1.1 below, HGI hereby irrevocably and unconditionally commits to contribute, or cause one or more of its Affiliates to contribute, cash to the equity or debt capital of HELP (the “Capital Contributions”) from the date hereof until the expiration of the Support Period (as defined in Section 1.1(d) below) in order to (i) at all times during the Support Period enable HELP to maintain a liquidity position and manage its payables as would a reasonable prudent operator capitalized at a level appropriate for an independent company engaged in the domestic exploration and production industry and (ii) prevent or cure any default under the Credit Agreements or the Note Agreement with respect to HELP’s obligations to pay interest when due during the Support Period, up to a maximum amount of $12,500,000 (the “Maximum Amount”). If, during the Support Period HGI sells, assigns, leases, conveys, transfers or otherwise disposes of (whether in one or a series of transactions) (collectively, “Dispositions”) any material assets or property owned directly or indirectly by HGI (including any capital stock of any subsidiary), then HGI will promptly make a Capital Contribution to HELP in an amount equal to the Maximum Amount, less any amount of Capital Contributions previously made by HGI pursuant to this Agreement The cash contributions (or payments made on behalf of HELP) of $3,000,000 made by HGI on May 15, 2008 and of $2,000,000 made by HGI concurrently with the signing of this Agreement shall be treated as Capital Contributions hereunder and shall apply toward the Maximum Amount.

          (b) HELP may, from time to time during the Support Period and upon written notice to HGI (a “Capital Contribution Notice”), request that a Capital Contribution be made or caused to be made by HGI, directly or indirectly. HGI will, within two (2) business days’ of receipt of any Capital Contribution Notice, contribute to, or cause to be contributed to, the capital of HELP such amount in cash as shall be designated by HELP in the Capital Contribution Notice.
          (c) The form of any security issued by HELP or any other Person comprising Farmor in consideration of any Capital Contribution must be substantially similar to one of the forms of equity that HELP currently has outstanding, warrants to purchase such equity securities, debt securities substantially similar to the existing Convertible Subordinated Notes of HELP (including any changes necessary to reflect the actual date of issuance and amount) or other security satisfactory to Fortuna in its sole discretion.
          (d) The obligations of HGI under Section 1.1(a) will terminate upon the earlier to occur of (i) the termination of the Fortuna Agreement or (ii) HGI having made Capital Contributions to HELP pursuant to this Agreement in an amount equal to the Maximum Amount. The period from the date of this Agreement until the termination of the Fortuna Agreement is referred to herein as the “Support Period”.
          Section 1.2 Restricted Payments. During the Support Period HGI may not, and will not permit any of its subsidiaries to, directly or indirectly, (i) purchase, redeem or otherwise acquire for value any membership interests, partnership interests, capital accounts, shares of its capital stock or any warrants, rights or options to acquire such membership interests, partnership interests or shares, now or hereafter outstanding from its members, partners, or stockholders (other than, in the case of HGI’s subsidiaries, from HGI) or (ii) declare or pay any distribution, dividend or return capital to its members, partners or stockholders (other than, in the case of HGI’s subsidiaries, to HGI), or make any distribution of assets in cash or in kind to its members, partners or stockholders (other than, in the case of HGI’s subsidiaries, to HGI), provided that HGI may make any payments required by the 2005 Long Term Incentive Plan for the Brookwood Companies Incorporated.
          Section 1.3 No Set Off, Etc. Subject only to the execution, delivery and continued effect of the Fortuna Agreement, the obligations of HGI under this Agreement shall be absolute and unconditional under any and all circumstances, including without limitation, the existence of any indebtedness owing by HELP to HGI or of any set-off, counterclaim, abatement, recoupment, defense or other right or claim which HGI may have against HELP, any other Person comprising Farmor or any other Person (including but not limited to any Lender), the dissolution, bankruptcy, insolvency or reorganization of HELP, any other Person comprising Farmor or any other Person or the pendency against HELP, any other Person comprising Farmor or any other Person of any case, suit or proceeding under any bankruptcy or insolvency law or any other law providing for the relief of debtors or any other circumstances whatsoever that might otherwise constitute an excuse for non-performance of the obligations of HGI under this Agreement, whether similar or dissimilar to any of the circumstances herein specified. The obligations of HGI to contribute or cause to be contributed cash to the capital of HELP as provided in Section 1.1 will not be affected by any default by HELP, any other Person comprising Farmor, Fortuna or any other Person in the performance or observance of any of their respective agreements or covenants in the Fortuna Agreement, or any default by HELP, any guarantor or any other Person under the Credit Agreements or the Note Agreement, and will not be subject to any abatement, reduction, limitation, impairment, termination, set-off, defense, counterclaim or recoupment whatsoever or any right to any thereof, and will not be released, discharged or in any way affected by any reorganization, arrangement, compromise or plan affecting HELP, any other Person comprising Farmor or any other Person, or by any compromise, settlement, release, modification, amendment (whether material or otherwise), waiver, termination, unenforceability or invalidity of any or all of the obligations, conditions, covenants or agreements of any Person in respect of any of the Fortuna Agreement, the Credit Agreements or the Note Agreement or by the occurrence of any default or event of default or similar condition howsoever defined under the Fortuna Agreement, the Credit Agreements or the Note Agreement, or by the taking or omission of any action referred to in the Fortuna Agreement, the Credit Agreements or the Note Agreement by Fortuna, any Lender, any holder of Notes issued under the Note Agreement or any other Person, whether or not HGI has notice or knowledge of any of the foregoing.
SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF HGI.
          (a) Corporate Existence. HGI (i) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except where failure to have such governmental licenses, authorizations, consents and approvals would not have a material adverse effect on HGI’s business or operations and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on HGI’s business or operations.
          (b) Corporate Action. HGI has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance by HGI of this Agreement have been duly authorized by all necessary corporate action on its part. This Agreement has been duly and validly executed and delivered by HGI and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except (i) as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights in general, and (ii) as enforceability thereof may be subject to general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.
          (c) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by HGI of this Agreement or for the validity or enforceability thereof, except for any filing which may be required in the future, the failure to make which shall not render invalid this Agreement.
          (d) Corporate Existence, Etc. HGI agrees that, so long as this Agreement is in effect, HGI shall (i) preserve and maintain its corporate existence, (ii) preserve and maintain all of its material rights, privileges and franchises, and (iii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if the failure to comply with such requirements would materially and adversely affect the ability of HGI to perform its obligations under this Agreement.
(e) No Conflict or Violation. The execution and the delivery of this Agreement by HGI and the performance and consummation of the transactions contemplated hereby will not conflict with or breach any material agreements to which HGI is a party or by which HGI is bound or to which any of HGI’s assets is subject, including without limitation any bank credit agreements or other debt instruments to which HGI is a party.
(f) Accuracy of Financial Statements and SEC Documents. All reports and registration statements filed by HGI with the Commission under the Securities Act and the Exchange Act (collectively the “HGI SEC Documents”) as of their respective filing dates complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the HGI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the Commission. None of the HGI SEC Documents filed under the Securities Act contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such HGI SEC Documents became effective under the Securities Act. HGI’s financial statements, including the notes thereto, included in the HGI SEC Documents (the “HGI Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (except as may be indicated in the notes thereto) and present fairly HGI’s consolidated financial position at the dates thereof and results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). Since the date of the most recent HGI SEC Document, HGI has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.
SECTION 3. MISCELLANEOUS.
          Section 3.1 Binding Effect; Assignment. This Agreement will become effective when it has been executed by HGI and HELP and thereafter will be binding upon and inure to the benefit of HGI and HELP and their respective successors and assigns. HELP may assign a security interest in this Agreement to Fortuna to secure Farmor’s obligations to Fortuna under the Fortuna Agreement. Otherwise, neither party may assign any rights or delegate any duties under this Agreement without the prior written approval of the other and Fortuna.
          Section 3.2 Governing Law; Consent to Jurisdiction; Jury Trial Waiver. This Agreement is governed by and is to be construed in accordance with the laws of the State of Texas (excluding the laws applicable to conflicts or choice of law). HGI and HELP irrevocably submit, for themselves and their property in any legal action relating to this Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive jurisdiction of the courts of the State of Texas. Each of HGI and HELP waives the right to trial by jury in any action or proceeding relating to or arising out of this Agreement.
          Section 3.3 Notices. All notices required or permitted to be given to or made upon any party to this Agreement shall be made in writing and shall be Personally delivered or sent by U.S. mail (postage prepaid), by overnight courier or by facsimile transmission with confirmation by overnight courier, and shall be deemed to have been duly given or made when received by the intended recipient in accordance with the provision of this Section 3.3. Unless otherwise specified in a notice given or made in accordance with the provision of this Section 3.3, notices shall be given to the respective parties at their respective address indicated below.
HGI:
The Hallwood Group Incorporated
3710 Rawlins, Suite 1500
Dallas, Texas 75219
Attention: Chief Financial Officer
HELP:
Hallwood Energy, L.P.
3710 Rawlins, Suite 1500
Dallas, Texas 75219
Attention: President
with a copy to:
FEI Shale L.P.
c/o 2000, 888 — 3rd Street SW
Calgary, Alberta
T2P 5C5
Facsimile: (403) 237-1544
Attention: Senior Manager, Land
          Section 3.4 Headings. Headings in this Agreement are included herein for convenience of reference only and do not constitute a part of this Agreement for any other purpose.
          Section 3.5 Survival of Agreements. All covenants, agreements, representations and warranties in this Agreement or in any certificate, instrument, document or other writing delivered pursuant hereto will survive the execution and delivery of this Agreement, and all such covenants and agreements will continue in full force and effect except as specified herein.
          Section 3.6 Entire Agreement. This Agreement contains the full, final and exclusive statement of the agreement between HGI and HELP relating to the transactions contemplated hereby.

          Section 3.7 Counterparts. This Agreement may be executed in any number of counterparts, which when so executed and delivered will constitute one and the same instrument.
          Section 3.8 Third Party Beneficiary. The parties have entered into this Agreement, in part, at the special instance and request of Fortuna for the purpose of providing Fortuna assurances that Farmor will remain financially able to meet its responsibilities under the Fortuna Agreement. Accordingly, the parties acknowledge that Fortuna is a third-party creditor beneficiary of this Agreement and agree that without the prior, written consent of Fortuna the parties will not amend or terminate this Agreement. For the avoidance of doubt, as a third party creditor beneficiary, Fortuna has the absolute right to enforce the rights granted to HELP pursuant to Section 1.1 and Fortuna pursuant to this Section 3.8.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE HALLWOOD GROUP INCORPORATED
By:	/s/ Melvin J. Melle
	Name:	Melvin J. Melle
	Title:	Vice President

HALLWOOD ENERGY, L.P. By its general partner, Hallwood Energy Management, LLC
By:	/s/ William H. Marble
	Name:	William H. Marble
	Title:	Vice President